UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2013

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio		45334-0629
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 596-6849

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 15, 2013, Thor Industries, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “First Amendment”) with (i) Marcus Lemonis (“Lemonis”), (ii) Stephen Adams, in his individual capacity (“Adams”), and (iii) Stephen Adams and his successors, as trustee under the Stephen Adams Living Trust (the “Trust,” and collectively with Lemonis and Adams, the “Borrower”) of that certain credit agreement, dated December 22, 2009, between the Company and the Borrower (the “Credit Agreement”). Pursuant to the First Amendment, the Company extended the maturity date on six million dollars owed by the Borrower to the Company, under the Credit Agreement, to August 30, 2015. As previously disclosed in the Company’s Form 8-K filed on December 14, 2012 (the “Prior Form 8-K”), on December 12, 2012, the Company agreed to enter into the First Amendment in exchange for the prepayment (the “Prepayment”), on or before January 15, 2013, by Adams and the Trust of six million dollars due to the Company on January 15, 2014, under a separate credit agreement, dated January 15, 2009, between the Company and such parties. The Prepayment was made before January 15, 2013 and accordingly the Company and the Borrower have entered into the First Amendment.

A copy of the form of First Amendment is attached as Exhibit A to Exhibit 10.1 to the Prior Form 8-K and is incorporated herein by reference. The foregoing summary of the First Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the form of First Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: January 15, 2013	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary